                                                 Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating Revenues:
Electric	$1,189	$1,065	$5,297	$4,911
Natural gas	356	263	1,097	883
Total operating revenues	1,545	1,328	6,394	5,794
Operating Expenses:
Fuel	159	90	581	490
Purchased power	127	130	606	513
Natural gas purchased for resale	167	89	442	272
Other operations and maintenance	485	421	1,774	1,661
Depreciation and amortization	290	276	1,146	1,075
Taxes other than income taxes	120	111	512	483
Total operating expenses	1,348	1,117	5,061	4,494
Operating Income	197	211	1,333	1,300
Other Income, Net	51	34	202	151
Interest Charges	93	108	383	419
Income Before Income Taxes	155	137	1,152	1,032
Income Taxes	29	21	157	155
Net Income	126	116	995	877
Less: Net Income Attributable to Noncontrolling Interests	1	1	5	6
Net Income Attributable to Ameren Common Shareholders	$125	$115	$990	$871

Earnings per Common Share – Basic	$0.48	$0.47	$3.86	$3.53

Earnings per Common Share – Diluted	$0.48	$0.46	$3.84	$3.50

Weighted-average Common Shares Outstanding – Basic	257.6	247.4	256.3	247.0
Weighted-average Common Shares Outstanding – Diluted	258.9	249.7	257.6	248.7

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$8	$139
Accounts receivable - trade (less allowance for doubtful accounts)	434	415
Unbilled revenue	301	269
Miscellaneous accounts receivable	85	65
Inventories	592	521
Current regulatory assets	319	109
Other current assets	229	135
Total current assets	1,968	1,653
Property, Plant, and Equipment, Net	29,261	26,807
Investments and Other Assets:
Nuclear decommissioning trust fund	1,159	982
Goodwill	411	411
Regulatory assets	1,289	1,100
Pension and other postretirement benefits	756	288
Other assets	891	789
Total investments and other assets	4,506	3,570
TOTAL ASSETS	$35,735	$32,030
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$505	$8
Short-term debt	545	490
Accounts and wages payable	1,095	958
Interest accrued	123	114
Current regulatory liabilities	113	121
Other current liabilities	445	489
Total current liabilities	2,826	2,180
Long-term Debt, Net	12,562	11,078
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes and investment tax credits, net	3,499	3,211
Regulatory liabilities	5,848	5,282
Asset retirement obligations	757	696
Other deferred credits and liabilities	414	503
Total deferred credits and other liabilities	10,518	9,692
Shareholders’ Equity:
Common stock	3	3
Other paid-in capital, principally premium on common stock	6,502	6,179
Retained earnings	3,182	2,757
Accumulated other comprehensive income (loss)	13	(1)
Total shareholders’ equity	9,700	8,938
Noncontrolling Interests	129	142
Total equity	9,829	9,080
TOTAL LIABILITIES AND EQUITY	$35,735	$32,030

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2021	2020
Cash Flows From Operating Activities:
Net income	$995	$877
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,219	1,085
Amortization of nuclear fuel	58	68
Amortization of debt issuance costs and premium/discounts	23	22
Deferred income taxes and investment tax credits, net	156	148
Allowance for equity funds used during construction	(43)	(32)
Stock-based compensation costs	22	21
Other	19	22
Changes in assets and liabilities	(788)	(484)
Net cash provided by operating activities	1,661	1,727
Cash Flows From Investing Activities:
Capital expenditures	(2,954)	(2,669)
Wind generation expenditures	(525)	(564)
Nuclear fuel expenditures	(44)	(66)
Purchases of securities – nuclear decommissioning trust fund	(452)	(224)
Sales and maturities of securities – nuclear decommissioning trust fund	439	183
Other	8	11
Net cash used in investing activities	(3,528)	(3,329)
Cash Flows From Financing Activities:
Dividends on common stock	(565)	(494)
Dividends paid to noncontrolling interest holders	(5)	(6)
Short-term debt, net	55	50
Maturities of long-term debt	(8)	(442)
Issuances of long-term debt	1,997	2,183
Issuances of common stock	308	476
Redemptions of Ameren Illinois preferred stock	(13)	—
Employee payroll taxes related to stock-based compensation	(17)	(20)
Debt issuance costs	(18)	(20)
Other	(13)	—
Net cash provided by financing activities	1,721	1,727
Net change in cash, cash equivalents, and restricted cash	(146)	125
Cash, cash equivalents, and restricted cash at beginning of year	301	176
Cash, cash equivalents, and restricted cash at end of year	$155	$301